Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 033-54837 on Form N-1A of our reports dated February 12, 2024, relating to the financial statements and financial highlights of VIP Balanced Portfolio and VIP Value Strategies Portfolio, our report dated February 13, 2024, relating to the financial statements and financial highlights of VIP Dynamic Capital Appreciation Portfolio, our report dated February 13, 2024, relating to the consolidated financial statements and consolidated financial highlights of VIP Growth Opportunities Portfolio, and our report dated February 14, 2024 relating to the financial statements and financial highlights of VIP Growth & Income Portfolio, each a fund of Variable Insurance Products Fund III, appearing in the Annual Report on Form N-CSR of Variable Insurance Products Fund III for the year ended December 31, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 12, 2024